THE AES CORPORATION
AMENDED AND RESTATED OCTOBER 10, 2023
EXECUTIVE SEVERANCE PLAN AND
SUMMARY PLAN DESCRIPTION
ARTICLE I
GENERAL PROVISIONS
1.1 Establishment and Purpose.
The purpose of The AES Corporation Amended and Restated Executive Severance
Plan (as may be further amended from time to time, the “Plan”) is to provide certain severance and welfare benefits, as set forth herein, to the Chief Executive Officer and other Eligible Executives of The AES Corporation (the “Company”) who (i) are designated from time to time to participate in the Plan by the Board of Directors of the Company (the “Board”) and/or Administrator, (ii)
agree to the terms and conditions of the Plan as set forth herein, and (iii) are involuntarily terminated from employment in certain limited circumstances as provided herein. Please review
Article 8 entitled “Plan Amendments” regarding the Company’s reservation of rights to amend and terminate the Plan.
This document is designed to serve as both the Plan document and the summary plan description for the Plan. The legal rights and obligations of any person having an interest in the Plan are determined solely by the provisions of the Plan, as interpreted by the Administrator.
The Plan is not intended to be an “employee pension benefit plan” or “pension plan”
within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as
amended (“ERISA”). Rather, this Plan is intended to be a “welfare benefit plan” within the meaning of Section 3(1) of ERISA and to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at
Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, the benefits paid by the
Plan are not deferred compensation, and no employee shall have a vested right to such benefits.

1.2	Term. The Plan shall generally be effective on the Effective Date. This Plan supersedes any prior severance plans, policies, guidelines, arrangements, agreements, letters and/or other communication, whether formal or informal, written or oral sponsored by the Employer and/or entered into by any representative of the Employer. This Plan represents exclusive severance benefits provided to certain Eligible Executives, which individuals shall not be eligible for other benefits provided in other severance plans, policies, programs, guidelines, arrangements, letters, etc. of the Company.

1.3	Definitions. Except as may otherwise be specified or as the context may otherwise require, for purposes of the Plan, the following terms shall have the respective meanings ascribed thereto, or as set forth on a Benefit Schedule to the Plan.
“Administrator” means the Compensation Committee of the Board or such other committee or persons designated by the Board and/or Compensation Committee to assume duties of the Administrator.

“Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company;
any trade or business (whether or not incorporated) which is under common control (as defined in
Section 414(c) of the Code) with the Company; any organization (whether or not incorporated)
which is a member of an affiliated service group (as defined in Section 414(m) of the Code)

which
includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.
“Annual Compensation” means a Participant’s annualized base salary as in effect as of the Participant’s Termination Date. Unless otherwise provided on a Benefit Schedule,
Annual Compensation shall: (i) include: pre-tax employee contributions under any qualified defined contribution retirement plan, salary deferrals under any unfunded nonqualified deferred compensation plan, amounts deferred under a flexible spending account established pursuant to
Section 125 of the Code, and deductions from base salary to pay premiums for any health, welfare, or insurance plans; and (ii) exclude: any amounts contributed by the Employer to any plan established pursuant to Section 125 of the Code, bonuses, annual incentive payments, long-term incentive awards (including, but not limited to, stock options, restricted stock and performance unit awards), and any other form of supplemental compensation.
“Benefit Schedule” means any schedule attached to the Plan which sets forth the benefits of specified Participants, as approved by the Board and updated by the Administrator from time to time.
“Bonus” means a Participant’s annual target bonus compensation as established by the Employer and in effect on the Participant’s Termination Date.
“Cause” means, except as otherwise provided in a Benefit Schedule, Separation
From Service by action of the Employer, or resignation in lieu of such Separation From Service, on account of the Participant’s dishonesty; insubordination; continued and repeated failure to perform the Participant’s assigned duties or willful misconduct in the performance of such duties;
intentionally engaging in unsatisfactory job performance; failing to make a good faith effort to bring unsatisfactory job performance to an acceptable level; violation of the Employer’s policies, procedures, work rules or recognized standards of behavior; misconduct related to the Participant’s employment; or a charge, indictment or conviction of, or a plea of guilty or nolo contendere to, a felony, whether or not in connection with the performance by the Participant of his or her duties or obligations to the Employer.
“Change in Control” means the occurrence of one or more of the following events:
(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions)
of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of
Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the most recent adoption of the 2003 Long Term Compensation Plan (or successor plan) by the Company’s stockholders or their “affiliates” (as defined below)) shall have become the “beneficial owner” of more than 35% of the outstanding voting stock of the Company, (iii)
during any one-year period, individuals who at the beginning of such period constitute the Board
(together with any new Director whose election or nomination was approved by a majority of the

Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation,

partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) the consummation of a merger, consolidation, business combination or similar transaction involving the Company unless securities representing 65% or more of the then outstanding voting stock of the corporation resulting from such transaction are held subsequent to such transaction by the
Person or Persons who were the “beneficial owners” (as defined below) of the outstanding voting stock of the Company immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction. Notwithstanding the foregoing or any provision to the contrary, if a payment under this Plan is subject to Section 409A (and not excepted therefrom) and a Change in Control affects the time or schedule for such payment, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5). For purposes of this definition, (i) “beneficial owner(s)” shall have the meaning set forth in Rule 13d-3 of the Exchange Act and (ii) “affiliate”
means: (A) any Subsidiary of the Company; (B) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (C) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Compensation Committee, including any “affiliates” which become such after the adoption of this Plan.
“Chief Executive Officer” means the Chief Executive Officer of the Company who also is an Eligible Executive.
“COBRA Coverage” means medical, dental and vision coverage which is required to be offered to terminated employees under Section 4980B of the Code and Section 606 of ERISA;
provided, however, that no provision of this Plan shall be construed to require the Employer to contribute on behalf of a Participant towards continuation coverage for a health spending account.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” or “AES” means The AES Corporation, a Delaware corporation, or any successor thereto.
“Compensation Committee” means the Compensation Committee of the Board.
“Director” means a member of the Board.
“Disability” or “Disability Termination” means, except as otherwise provided in a
Benefit Schedule, a Separation From Service: (a) on account of the Participant’s failure to return to full-time employment following exhaustion of short-term disability benefits provided by the
Employer; (b) following the date the Participant is determined to be eligible for: (i) long-term disability benefits under any long-term disability insurance policy or plan maintained by the
Employer; or (ii) disability pension or retirement benefits under any qualified retirement plan maintained by the Employer; or (c) due to a physical or mental condition that substantially restricts the Participant’s ability to perform his or her usual duties, as determined by the Employer.
“Effective Date” means as originally effective on October 6, 2011, and as last amended on October 10, 2023.
“Eligible Executive” means any Employee of the Employer who: (i) is not an
Ineligible Executive (within the meaning of Section 2.2); (ii) has completed one Year-of-Service as a full-time Employee (except as otherwise approved by the Administrator or the Board); (iii)
has been designated by the Administrator or the Board as a Participant in the Plan; and (iv) has
executed the document set forth on Exhibit A, thereby understanding and agreeing to be bound by all of the terms and conditions set forth in the Plan and Benefit Schedule. An “Eligible Executive”
may include Executive Officers and the Chief Executive Officer.
“Employee” means any person who is employed by the Company or a Subsidiary as a common law employee and is listed as an employee on the U.S. payroll records of the
Employer as a full-time employee. Any person hired by the Employer as a consultant or independent contractor and any other individual whom the Employer does not treat as its employee for federal income tax purposes shall not be an Employee for purposes of this Plan, even if it is subsequently determined by a court or administrative agency that such individual should be, or should have been, properly classified as a common law employee of the Employer.
“Employer” means the Company and any Affiliated Employer that participates in the Plan with the consent of the Company. The Administrator shall maintain a list of participating
Employers.
“Executive” or “Executive Officer” means an executive officer of the Company, as defined under Rule 3b-7 of the Exchange Act, or was otherwise approved as an officer by the
Board and/or Compensation Committee.
“Good Reason” or “Good Reason Termination” has the meaning set forth in the applicable Benefit Schedule.
“Ineligible Termination” means, except as otherwise provided in a Benefit
Schedule, a Participant’s Separation From Service on account of:
• The Participant’s voluntary resignation, including, but not limited to, the
Participant’s unilateral Separation From Service at any time prior to the
Termination Date established by the Employer, other than for Good Reason;
• Any Separation From Service that the Employer determines (either before or after the Separation From Service and whether or not any notice is given to the Participant) the payment of benefits under the Plan in connection with such Separation From Service would be inconsistent with the intent and purposes of the Plan;

• A Separation From Service in connection with a Participant’s failure to return to work immediately following the conclusion of an approved leaveof-absence;
• A Separation From Service for, or on account of, Cause;
• A Disability Termination;
• The Participant’s death;
• The Participant declines to accept a New Job Position offered by the
Employer that is located equal to or less than 50 miles of the Participant’s then-assigned work site of the Employer;
• The Sale of Business Rule set forth in Section 2.3 herein; or
• The voluntary transfer of employment from the Participant’s Employer to another AES related entity, irrespective of whether the Participant is required to relocate or whether the AES related entity qualifies as an
Affiliated Employer.
“Involuntary Termination” means a Participant’s involuntary Separation From
Service that is (i) not an Ineligible Termination and (ii) by action of the Employer on account of:
• Reduction-in-force that eliminates the Participant’s existing job position;
• Permanent job elimination of the Participant;
• The restructuring or reorganization of a business unit, division, department or other segment, which directly affects the Participant;
• Termination by Mutual Consent; or
• The Participant declines to accept a New Job Position offered by the
Employer that requires the Participant to relocate to a work site location that is located greater than 50 miles from the Participant’s then-assigned work site of the Employer; provided, however, that except as provided in Section
2.3 or in connection with a Separation From Service following a Change in
Control, a Participant who is an Executive shall not incur an Involuntary
Termination if such Participant declines a New Job Position (regardless of its location) at a time when the Participant’s existing job position is being eliminated.
“New Job Position” means: (i) with respect to a Participant who has demonstrated inadequate or unsatisfactory performance, as determined by the Employer, any job position offered by the Employer; or (ii) with respect to all other Participants, a full-time job position offered by the Employer that does not result in a reduction of the Participant’s Annual Compensation.

“Participant” means an Eligible Executive who: (i) is designated to participate in the Plan by the Administrator and/or the Board and (ii) satisfies all of the terms and conditions specified in this Plan.
“Person” means any individual, corporation, joint venture, association joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Plan” means The AES Corporation Amended and Restated Executive Severance
Plan as set forth herein, and as the same may from time to time be amended.
“Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
“Separation From Service” shall mean a Participant’s termination of employment with the Company and all of its controlled group members within the meaning of Section 409A of the Code. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language
“at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section
1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.
Whether a Participant has a Separation From Service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A.
“Specified Employee” means a key employee (as defined in Section 416(i) of the
Code without regard to paragraph (5) thereof) of the Company as determined in accordance with the regulations issued under Code Section 409A and the procedures established by the Company.
“Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the board of directors, or other governing group having functions similar to a board of directors, as determined by the Company.
“Termination by Mutual Consent” means an involuntary Separation From Service pursuant to which the Company agrees, in its sole discretion, that benefits are payable under this
Plan.
“Termination Date” means the date of the Eligible Executive’s Separation From
Service (or scheduled date of Separation From Service, as applicable).
“Year-of-Service” means each twelve-month period measured from the
Participant’s first day of employment with an Employer, as reduced to reflect breaks in service and/or services performed during such period the Participant was otherwise ineligible to participate in the Plan, as determined under the rules promulgated by the Administrator. Service with a predecessor employer (that was not an Affiliated Employer) shall be recognized to the extent such service is recognized under The AES Corporation Retirement Savings Plan. Service shall also include services performed prior to the effective date of the Plan. In the event a Participant’s

Separation From Service and the Participant is subsequently reemployed by the Employer, the
Participant’s service for calculation of any severance benefits under Article IV of the Plan shall be based only upon the Participant’s service credited since the most recent starting date of employment with the Employer.
ARTICLE II
PARTICIPATION AND ELIGIBILITY

2.1	Eligibility. A Participant shall, upon execution of the release in the form specified in Article
III of this Plan in the time and manner set forth in Section 3.1 of the Plan, be eligible for the severance benefits provided under Article IV of this Plan if such Participant’s Separation From
Service is by reason of an Involuntary Termination or Good Reason Termination, as applicable.
A Participant who fails to execute the release in the time and manner set forth in Section 3.1 or who subsequently revokes execution of the release in accordance with its terms shall not be entitled to receive benefits under this Plan.

2.2	Ineligible Executives. Notwithstanding any provision of this Plan to the contrary, no individual shall be eligible or have any legally binding right to participate in the Plan unless designated as a Participant by the Board and/or the Administrator as of the date of his or her termination.
2.3 Sale of Business Rule.
A Participant shall not be eligible for benefits under the Plan if the Participant’s
Separation From Service is in connection with the sale of the stock or other ownership interests of the Employer or other related entity, or the sale, lease, or other transfer of the assets, products, services or operations of the Employer or other related entity to another organization if either of the following occurs:
• The Participant is employed by the new organization immediately following the sale, transfer or lease or is so employed within a time period specified in an agreement between the Employer and the new organizations; or
• The Employer terminates the employment of a Participant who did not accept an offer of employment from the new organization when the new organization offered a compensation and benefits package that was, in the aggregate, generally comparable to the compensation and benefits provided by the Employer; provided that such Participant was not required to relocate to a work site location that is located greater than 50 miles from the
Participant’s then-assigned work site of the Employer.
Notwithstanding the foregoing, this Section 2.3 shall not apply if a Participant’s
Separation From Service occurs in connection with a Change of Control and, as such, any such
Separation From Service will not be an Ineligible Termination solely on the basis of the Sale of
Business Rule.

ARTICLE III
RELEASES

3.1	Release. Notwithstanding anything in this Plan to the contrary, no benefits of any sort or nature (other than as provided in Section 3.3) shall be due or paid under this Plan to any Participant unless the Participant executes a written release and covenant not to sue, in form and substance satisfactory to the Employer, in its sole discretion, within the time stated in the release; provided, however, that in all cases such release must become final, binding and irrevocable within sixty
(60) days following the Participant’s Termination Date. The written release shall waive any and all claims against the Employer and all related parties including, but not limited to, claims arising out of the Participant’s employment by the Employer, the Participant’s Separation From Service
and claims relating to the benefits paid under this Plan. At the sole discretion of the Employer, the release also may include such noncompetition, non solicitation and nondisclosure provisions as the Employer considers necessary or appropriate, in addition to the provisions set forth in Article
V of this Plan.

3.2	Revocation. The release described in Section 3.1 must be executed and binding on the
Participant within the timeframe specified by the Company before benefits are due or paid. A
Participant who revokes execution of the release in accordance with the terms of the release shall not be entitled to receive benefits under the Plan.

3.3	Outplacement Services. Notwithstanding the foregoing provisions of this Article III, the Outplacement
Services set forth under Section 4.3 herein may or may not be provided, at the discretion of the
Employer, to a Participant prior to the execution of a release under this Plan.
ARTICLE IV
SEVERANCE BENEFITS
4.1 Separation Payment.
4.1.1 A Participant shall be entitled to receive a separation payment as set forth on the applicable Benefit Schedule. Except as otherwise provided in a Benefit Schedule, the separation payment shall be paid at least monthly in substantially equal installments as salary continuation in accordance with the Employer’s established payroll policies and practices over the same time period upon which the separation payment is based, which shall be set forth in the
Benefit Schedule. The separation payments will commence on the Employer’s next normal pay date occurring after the date the Participant’s release becomes final, binding and irrevocable.
4.1.2 For purposes of Section 409A: (i) the right to salary continuation installment payments under Section 4.1.1 shall be treated as the right to a series of separate payments; and (ii) a payment shall be treated as made on the scheduled payment date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled payment date. A Participant shall have no right to designate the date of any payment under the Plan. For purposes of the Plan, each salary continuation installment payment in Section 4.1.1 is intended to be excepted from Section 409A to the maximum extent provided under Section 409A as follows: (i) each salary continuation installment payment that is scheduled to be made on or before March 15th of the calendar year following the calendar year containing the Termination Date is intended to be excepted under the short-term deferral exception as specified in Treas. Reg. § 1.409A-1(b)(4); and (ii) each salary continuation installment payment that is not otherwise excepted under the short-term deferral exception is intended to be excepted under the involuntary pay exception as specified in Treas.
Reg. § 1.409A-l(b)(9)(iii).
4.2 Continuation of Certain Welfare Benefits.
4.2.1 Medical/Dental/Vision. For the period set forth below in Section 4.2.3 and beginning in the calendar month following the calendar month in which the Termination Date occurs, the Participant shall be eligible to participate in the Employer’s medical, dental and vision employee welfare benefit plans applicable to the Participant on his or her Termination Date. To
receive such benefits, the Participant must properly enroll in COBRA coverage, and must also pay such premiums and other costs for such coverage as generally applicable to the Employer’s active employees. The Employer will continue to pay its share of the applicable premiums under the medical, dental and vision plans for the same level and type of coverage in which the Participant is enrolled as of the Termination Date.
Except as provided in a Benefit Schedule to the Plan, if a Participant has elected the “no benefit coverage” option under the medical, dental or vision plans as of his or her actual
Termination Date, the Participant shall not be entitled to continuation coverage or cash in lieu thereof. Following expiration of coverage under this Section 4.2.1, a Participant may, to the extent eligible, continue to participate in such plans for the remainder of the COBRA continuation period, if any.
4.2.2 Concurrent COBRA Period. The continuation period for medical, dental and vision coverage under this Plan shall be deemed to run concurrent with the continuation period federally mandated by COBRA (generally 18 months), or any other legally mandated and applicable federal, state, or local coverage period for benefits provided to terminated employees under the health care plan. The continuation period will be deemed to commence on the first day of the calendar month following the month in which the Termination Date falls. Notwithstanding the foregoing, COBRA Coverage will only be available if the Participant is eligible for and timely elects COBRA Coverage, and timely remits payment of the premiums for COBRA Coverage.
4.2.3 Length of Benefits. Except as provided in a Benefit Schedule, benefits under this Section 4.2 shall be for the same time period upon which the separation payment was based; provided, however that in no event will the time period exceed 18 months.
4.2.4 Implications of Section 409A. Post-termination medical benefits are intended to be excepted from Section 409A under the medical benefits exceptions as specified in
Treas. Reg. § 1.409A-l(b)(9)(v)(B).

4.3	Outplacement Services. As set forth on the applicable Benefit Schedule, a Participant shall be eligible for such outplacement services typically provided to employees of the same job classification or level.
Outplacement services may be provided by an independent agency or by the Employer.
Notwithstanding the foregoing, the availability, duration, and appropriateness of outplacement services shall be determined by the Administrator in its sole discretion; provided, however, that outplacement expenses must be reasonable, must be actually incurred by the Participant and may not extend beyond the December 31 of the second calendar year following the calendar year in which the Termination Date occurred (or such shorter period as specified by the Employer). Any such reimbursement shall be as soon as administratively feasible, but in no event later than

December 31st of the third calendar year following the calendar year in which the Termination
Date occurred. Post-termination outplacement benefits are intended to be excepted from Section
409A under the separation payment benefits exceptions as specified in Treas. Reg. § 1.409Al(b)(9)(v)(A).
4.4 Bonus Compensation.
As set forth on the applicable Benefit Schedule and subject to any deferral election that the Participant has made with respect to such amounts, a Participant will be eligible for (i) a prorated Bonus; and (ii) any accrued but unpaid bonus compensation for completed performance periods. The prorated Bonus specified in Section 4.4(i) will be prorated based on the amount of time the Participant was actively at work on a full-time basis in the calendar year in which the
Participant’s Termination Date falls, and will be paid within the applicable 2’A month period specified in Treas. Reg. § 1.409A-l(b)(4). The bonus compensation specified in Section 4.4(ii)
shall be paid no later than the time that such amounts are paid to similarly situated employees in accordance with the applicable plan terms. Notwithstanding the foregoing, with respect to bonuses paid in accordance with the terms of The AES Corporation Performance Incentive Plan (or any
successor plan, the “Performance Incentive Plan”), any such bonus compensation shall be paid only to the extent earned in accordance with the terms of the Performance Incentive Plan and on the payment date specified therein.

4.5	Enhanced Benefits. In the event a Participant is Involuntarily Terminated or terminates for Good
Reason within two years following a Change in Control, a Participant shall receive a separation payment under Section 4.1 and medical/dental/vision benefits under Section 4.2 as set forth in a
Benefit Schedule. Notwithstanding the foregoing, unless otherwise specifically provided in the
Benefit Schedule, the time period for medical/dental/vision benefits set forth in Section 4.2 will never exceed eighteen (18) months, as described in Section 4.2.3.
4.6 Delay in Payment.
Notwithstanding any provision of this Plan to the contrary, to the extent that a payment hereunder is subject to Section 409A (and not excepted therefrom), such payment shall be delayed for a period of six (6) months after the Termination Date (or, if earlier, the death of the
Participant) for any Participant that is a Specified Employee. Any payment that would otherwise have been due or owing during such six (6)-month period will be paid on the first business day of the seventh month following the Separation From Service.
ARTICLE V
CONFIDENTIALITY, COVENANT NOT TO COMPETE, NON-SOLICITATION AND
NON-DISPARAGEMENT PROVISIONS
5.1 General Provisions.
As a condition of participation in the Plan, the Participant agrees that restrictions on his or her activities during and after employment are necessary to protect the goodwill,
Confidential Information (as defined below) and other legitimate interests of the Company and its
Subsidiaries, and that the agreed restrictions set forth below will not deprive the Participant of the ability to earn a livelihood.

5.2	Confidential Information.
(a)	The Participant acknowledges that the Company and its Subsidiaries continually develop Confidential Information (as defined in Section 5.5(d), below), that Participant may develop Confidential Information for the Company or its Subsidiaries, and that the Participant may learn of Confidential Information during the course of his or her employment. Subject to
Section 5.2(b) hereof, the Participant will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall not disclose to any person
(except as required by applicable law or legal process or for the proper performance of his or her duties and responsibilities to the Company and its Subsidiaries, or in connection with any litigation between the Company and the Participant (provided that the Company shall be afforded a reasonable opportunity in each case to obtain a protective order)), or use for his or her own benefit or gain, any Confidential Information obtained by the Participant incident to his or her employment or other association with the Company or any of its Subsidiaries. The Participant understands that this restriction shall continue to apply after his or her employment terminates, regardless of the reason for such termination. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the
Participant, shall be the sole and exclusive property of the Company and its Subsidiaries. The
Participant shall safeguard all Documents and shall surrender to the Company at the time employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in Participant’s possession or control.
(b) Nothing in the Plan, including this Article V, is intended to preclude or limit a Participant from communicating with, responding to inquiries from, volunteering information to, or providing testimony before any federal, state or local government legislature, agency, or commission, or any self-regulatory organization, with respect to suspected violations of law, including the Securities and Exchange Commission, Financial Industry Regulatory Authority or
New York Stock Exchange (or any other national exchange on which the shares of the Company’s common stock are listed). Participant understands and agrees that he or she is not required to contact or receive consent from the Company and/or its Subsidiaries before engaging in such communications with any such authorities; provided, however, that Participant (x) must inform such authority that the information provided is confidential and (y) may not provide Confidential
Information that is protected from disclosure by the attorney-client privilege or attorney workproduct doctrine, except as is expressly permitted by law.
5.3 Noncompete/Nonsolicit Provisions.
Except in the event of a Change in Control, while Participant is in the employment of the Company and for a period of twelve months thereafter, or during such other period specified in the Benefit Schedule for the Participant, after a termination of Participant’s employment with the Company (the “Non-Competition Period”), Participant shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in
Competitive Activity (as defined below). For purposes of this Plan, “Competitive Activity” means any activity that is (i) directly or indirectly competitive with the business of the Company or any of its Subsidiaries, as conducted or which has been proposed by management to be conducted within six (6) months prior to termination of Participant’s employment and (ii) conducted in the geographic areas in which the Company or any of its Subsidiaries operate upon Participant’s
Separation From Service date. Competitive Activity also includes, without limitation, accepting employment or a consulting position with any person who is, or at any time within twelve (12)
months prior to termination of Participant’s employment has been, a licensee of the Company or any of its Subsidiaries. For the purposes of this Article V, the business of the Company and its
Subsidiaries, as currently conducted, consists of the generation, sale, supply, storage or distribution of electricity.
Participant agrees that during the Non-Competition Period, Participant will not, either directly or through any agent or employee, Solicit (as defined in Section 5.5(d), below) any employee of the Company or any of its Subsidiaries to terminate his or her relationship with the
Company or any of its Subsidiaries or to apply for or accept employment with any enterprise engaged in Competitive Activity with the Company, or Solicit any customer, supplier, licensee or vendor of the Company or any of its Subsidiaries to terminate or materially modify its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.
5.4 Nondisparagement.
Following any termination of the Participant’s employment, (i) the Participant shall not make statements or representations, otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company or any if its Subsidiaries or affiliates or their respective former or current officers, directors, employees, advisors, businesses or reputations, (ii) the Company shall instruct its Board members and senior management to not make statements or representations, otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Participant or his or her reputation. Nothing in this paragraph is intended to undermine any obligations the Participant or the Company may have to comply with applicable law, or prohibit the Participant or the Company from providing truthful testimony or information pursuant to subpoena, court order, discovery demand or similar legal process, or truthfully responding to lawful inquiries by any governmental or regulatory entity.

5.5	Miscellaneous.
(a)	Nothing in this Article V shall prevent Participant, during the Non competition Period and following Separation From Service, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute more than 3% of the outstanding voting securities of such corporation.
(b) The Participant agrees that all inventions, improvements, discoveries, patents, trade concepts and copyrightable materials made, conceived or developed by the
Participant, in respect of the business of the Company and/or its Subsidiaries, either singly or in collaboration with others, shall be the sole and exclusive property of the Company and/or its
Subsidiaries.
(c) Without limiting the foregoing, it is understood that the Company shall not be obligated to make any of the payments or to provide for any of the benefits specified in Article

IV or on a Benefit Schedule hereof in connection with the termination of a Participant’s employment, and shall be entitled to recoup the pro rata portion of any such payments and of the value of any such benefits previously provided to Participant in the event of a material breach by the Participant of the provisions of this Article V (such pro ration to be determined as a fraction, the numerator of which is the number of days from such breach to the first anniversary of the date on which the Participant terminates employment and the denominator of which is 365), which breach continues without having been cured within fifteen (15) days after written notice to the
Participant specifying the breach in reasonable detail.

(d)	Definitions. For purposes of this Article V, the following definitions shall
apply:	(i)	“Confidential Information” means any and all information of the
Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries could reasonably be of benefit to such person or business in competing with or doing business with the
Company. Confidential Information includes, without limitation, such information relating to (A)
the development, research, testing, manufacturing, operational processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (B) the costs, sources of supply, financial performance and strategic plans of the Company and its Subsidiaries,
(C) the identity and special needs of the customers and suppliers of the Company and its
Subsidiaries and (D) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with an agreement by the
Company that it would not be disclosed. Confidential Information does not include information which (1) is or becomes available to the public generally (other than as a result of a disclosure by the Participant), (2) was within the Participant’s possession prior to it being furnished to the
Participant by or on behalf of the Company, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, (3) becomes available to the Participant on a nonconfidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (4) was independently developed the Participant without reference to the
Confidential Information.
(ii) “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, with respect to any action.
ARTICLE VI
PLAN ADMINISTRATION
6.1 Operation of the Plan.
The Administrator shall be the named fiduciary responsible for carrying out the provisions of the Plan and for purposes of ERISA. The Administrator may delegate any and all of its powers and responsibilities hereunder or appoint agents to carry out such responsibilities, and any such delegation or appointment may be rescinded at any time. The Administrator shall establish the terms and conditions under which any such agents serve. The Administrator shall have the full and absolute authority to employ and rely on such legal counsel, actuaries and accountants (which may also be those of the Employer) as it may deem advisable to assist in the administration of the Plan.
6.2 Administration of the Plan.
To the extent that the Administrator, in its sole discretion, deems necessary or desirable, the Administrator may establish rules for the administration of the Plan, prescribe appropriate forms, and adopt procedures for handling claims and the denial of claims. The
Administrator shall have the exclusive authority and discretion to interpret, construe, and administer the provisions of the Plan and to decide all questions concerning the Plan and its administration. Without limiting the foregoing, the Administrator shall have the authority to determine eligibility for, and the amount of any benefits due to, a Participant in accordance with this Plan and the applicable Benefit Schedule, and, in connection with the foregoing, to make factual determinations, correct deficiencies, and supply omissions, including resolving any ambiguity or uncertainty arising under or existing in the terms and provisions of the Plan or any
Benefit Schedule. Any and all such determinations of the Administrator shall be final, conclusive, and binding on the Employer, the Participant, and any and all interested parties.
A termination of a Participant’s employment with the Company and any Affiliated
Employer, except as expressly provided herein, shall automatically, with no further act of the
Company or any Affiliated Employer, terminate any right of such Participant to participate in, or receive any benefits under, the Plan.

6.3 Funding.
The Plan shall be unfunded and all payments hereunder and expenses incurred in connection with this Plan shall be paid from the general assets of the Employer. Benefits will be paid directly by the Employer employing the Participant, and no other Employer or Affiliated
Employer will be responsible for any benefits hereunder.

6.4	Code Section 409A. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan will be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). With respect to payments subject to Section 409A of the Code: (i) it is intended that distribution events authorized under the Plan qualify as permissible distribution events for purposes of Section 409A of the Code; and (ii) the
Company and each Employer reserve the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Notwithstanding any provision of the Plan to the contrary, in no event shall the Administrator, the Company, an Affiliated Employer or Subsidiary
(or their employees, officers, directors or affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Section 409A or any other applicable law. For purposes of Code Section 409A, a Participant’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan, to the extent such payment is subject to Section 409A of the Code.
ARTICLE VII
CLAIMS

7.1	General. Except as otherwise provided in a Benefit Schedule relating to notice periods, if a

Participant believes that he or she is eligible for benefits under the Plan and has not been so notified, a Participant should submit a written request for benefits to the Administrator. Any claim for benefits must be made within six months of the Participant’s Termination Date, or the
Participant will be forever barred from pursuing a claim. For purposes of this Article VI, a
Participant making a claim for benefits under the Plan shall be referred to as a “claimant.” The claimant shall file the claim with and in the manner prescribed by the Administrator. The
Administrator shall make the initial determination concerning rights to and amount of benefits payable under this Plan.

7.2	Claim Evaluation. A properly filed claim will be evaluated and the claimant will be notified of the approval or the denial of the claim within ninety (90) days after the receipt of the claim, unless special circumstances require an extension of time for processing. Written notice of the extension will be furnished to the claimant prior to the expiration of the initial ninety-day (90- day) period, and will specify the special circumstances requiring an extension and the date by which a decision will be reached (provided the claim evaluation will be completed within one hundred and twenty
(120) days after the date the claim was filed).
7.3 Notice of Disposition.
A claimant will be given a written notice in which the claimant will be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part the notice will contain: (i) the specific reasons for the denial; (ii) references to pertinent Plan provisions upon which the denial is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (iv) the claimant’s rights to seek review of the denial.

7.4	Appeals. If a claim is denied, in whole or in part, the claimant, or his duly authorized representative, has the right to (i) request that the Administrator review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the claimant files a written appeal with the Administrator within sixty (60) days after the date the claimant received written notice of the denial. Within sixty (60) days after an appeal is received, the review will be made and the claimant will be advised in writing of the decision, unless special circumstances require an extension of time for reviewing the appeal, in which case the claimant will be given written notice within the initial sixty-day (60-day) period specifying the reasons for the extension and when the review will be completed (provided the review will be completed within one hundred and twenty (120) days after the date the appeal was filed). The decision on appeal will be forwarded to the claimant in writing and will include specific reasons for the decision and references to the Plan provisions upon which the decision is based. A decision on appeal will be final and binding on all persons for all purposes. If a claimant’s claim for benefits is denied in whole or in part, the claimant may file suit in a state or federal court.
Notwithstanding the aforementioned, before the claimant may file suit in a state or federal court, the claimant must exhaust the Plan’s administrative claims procedure set forth in this Article VI. If any such state or federal judicial or administrative proceeding is undertaken, the evidence presented will be strictly limited to the evidence timely presented to the
Administrator. In addition, any such state or federal judicial or administrative proceeding must
be filed within six (6) months after the Administrator’s final decision. Any such state or federal judicial or administrative proceeding relating to this Plan shall only be brought in the Circuit
Court for Arlington County, Virginia or in the United States District Court for the Eastern
District of Virginia, Alexandria Division. If any such action or proceeding is brought in any other location, then the filing party expressly consents to the transfer of such action to the
Circuit Court for Arlington County, Virginia or the United States District Court for the Eastern
District of Virginia, Alexandria Division. Nothing in this clause shall be deemed to prevent any party from removing an action or proceeding to enforce or interpret this Plan from the Circuit
Court for Arlington County, Virginia to the United States District Court for the Eastern District
of Virginia, Alexandria Division.

ARTICLE VIII
PLAN AMENDMENTS
8.1 Amendment Authority.
The Board may, at any time and in its sole discretion, amend, modify or terminate the Plan, including any Benefit Schedule, as the Board, in its judgment shall deem necessary or advisable; provided, however, that except as provided in Section 8.2, no such amendment, modification or termination shall be effective until twelve (12) months (the “12-Month Period”)
following the adoption of such amendment, modification or termination of the Plan, without the express written consent of the affected Participant(s).
The Board may delegate its amendment authority to the Administrator or such other persons as the Board considers appropriate. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board (or its designee) may at any time (in its sole discretion and without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan or take any other action, to the extent necessary or advisable, to conform the provisions of the Plan with Section 409A of the Code, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of this Plan or other action shall adversely affect the rights of a Participant under the Plan. Termination of this Plan shall not be a distribution event under the Plan unless otherwise permitted under Section 409A.
8.2 Change in Control.
Notwithstanding any other provision of the Plan to the contrary, any amendment, modification or termination of the Plan (including, without limitation, this Section 8.2) as applied to any particular Participant, following a Change in Control, shall not be effective for twenty- four (24) months after the adoption of such amendment, modification or termination of the Plan; provided, further that, if a Change in Control occurs within the 12-Month Period, such amendment, modification or termination of the Plan shall not be effective for twenty-four (24)
months after the Change in Control without the express written consent of such affected
Participant(s), except in the event the Board or its designee determines to amend the Plan in order to conform the provisions of the Plan with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.
ARTICLE IX
MISCELLANEOUS
9.1 Plan Document.
To the extent any other written communication to a Participant conflicts with this
Plan, the Plan document shall control.

9.2 Impact on Other Benefits.
Except as otherwise provided herein, any amounts paid to a Participant under this
Plan shall have no effect on the Participant’s rights or benefits under any other employee benefit plan sponsored by the Employer; provided, however, that in no event shall any Participant be entitled to any payment or benefit under the Plan which duplicates a payment or benefit received or receivable by the Participant under any severance plan, policy, guideline, arrangement, agreement, letter and/or other communication, whether formal or informal, written or oral sponsored by the Employer or an affiliate thereof and/or entered into by any representative of the
Employer and/or any affiliate thereof. Further, any such amounts shall not be used to determine eligibility for or the amount of any benefit under any employee benefit plan, policy, or arrangement sponsored by the Employer or any affiliate thereof.
9.3 Tax Withholding.
The Employer shall have the right to withhold from any benefits payable under the
Plan or any other wages payable to a Participant an amount sufficient to satisfy federal, state and local tax withholding requirements, if any, arising from or in connection with the Participant’s receipt of benefits under the Plan.
9.4 No Employment or Service Rights.
Nothing contained in the Plan shall confer upon any Employee any right with respect to continued employment with the Employer, nor shall the Plan interfere in any way with the right of the Employer to at any time reassign an Employee to a different job, change the compensation of the Employee or terminate the Employee’s employment for any reason.
9.5 Clawback.
As a condition to receiving benefits under this Plan, each Participant acknowledges and agrees that the terms and conditions set forth in The AES Corporation Amended and Restated
Compensation Recoupment Policy (as may be further amended and restated from time to time, the
“Clawback Policy”) are incorporated in the Plan by reference. To the extent the Clawback Policy is applicable to the Participant, it creates additional rights for the Company with respect to certain compensation payable hereunder, including bonus compensation, and other applicable compensation, which will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Clawback
Policy, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street
Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to certain compensation paid or payable to the
Participant and the recovery of amounts relating thereto. By receiving benefits under the Plan, the
Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any compensation paid or payable pursuant to the Plan (including any gains or earnings related thereto) or any other applicable compensation that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A.

9.6	Nontransferability. Notwithstanding any other provision of this Plan to the contrary, the benefits payable under the Plan may not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the
Participant or such other person, other than pursuant to the laws of descent and distribution, without the consent of the Company.

9.7	Successors. The Company and its affiliates shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company and its affiliates (taken as a whole) expressly to assume and agree to perform under the terms of the Plan in the same manner and to the same extent that the Company and its affiliates would be required to perform if no such succession had taken place (provided that such a requirement to perform which arises by operation of law shall be deemed to satisfy the requirements for such an express assumption and agreement), and in such event the Company and its affiliates (as constituted prior to such succession) shall have no further obligation under or with respect to the Plan.

9.8	Headings and Captions. The headings and captions herein are provided for reference and convenience only.
They shall not be considered as part of the Plan and shall not be employed in the construction of the Plan.
9.9 Gender and Number.
Where the context admits, words in any gender shall include any other gender, and, except where clearly indicated by the context, the singular shall include the plural and vice- versa.
9.10 Nonalienation of Benefits.
None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of any Participant and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment (if permitted under applicable law), trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute,

plead, encumber or assign any of the benefits or payments that he or she may expect to receive under this Plan.
9.11 Governing Law.
Except as otherwise preempted by the laws of the United States, this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan.

ARTICLE X
STATEMENT OF ERISA RIGHTS
As a Participant in the Plan, each Participant is entitled to certain rights and protections under ERISA. ERISA provides that all Participants shall be entitled to:
10.1 Receive Information About the Plan and Benefits.
Examine, without charge, at the Administrator’s office, all documents governing the Plan.
Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan and an updated summary plan description. The Administrator may make a reasonable charge for the copies.
10.2 Prudent Actions b\ Plan Fiduciaries.
In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of
Participants and beneficiaries. No one, including a Participant’s Employer or any other person, may fire such Participant or otherwise discriminate against a Participant in any way to prevent such Participant from obtaining a welfare benefit or exercising such Participant’s rights under
ERISA. However, this rule neither guarantees continued employment, nor affects the Company’s right to terminate a Participant’s employment for other reasons.
10.3 Enforce Participant Rights.
If a Participant’s claim for a benefit is denied or ignored, in whole or in part, a
Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps a Participant can take to enforce the above rights.
For instance, if a Participant requests a copy of Plan documents and does not receive them within
30 days, such Participant may file suit in a Federal court. In such a case, the court may require the
Administrator to provide the materials and pay such Participant up to $110 a day until Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If a Participant has a claim for benefits which is denied or ignored, in whole or in part, such Participant may file suit in a state or Federal court. If a Participant is discriminated against for asserting such Participant’s rights, such Participant may seek assistance from the U.S.
Department of Labor, or may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If a Participant is successful the court may order the person such
Participant has sued to pay these costs and fees. If a Participant loses, the court may order such
Participant to pay these costs and fees, for example, if it finds such Participant’s claim is frivolous.
10.4 Assistance with Participant Question.
If a Participant has any questions about the Plan, such Participant should contact the Administrator. If a Participant has any questions about this statement or about such
Participant’s rights under ERISA, or if a Participant needs assistance in obtaining documents from the Administrator, such Participant should contact the nearest office of the Employee Benefits
Security Administration, U.S. Department of Labor, listed in such Participant’s telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration,
U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A
Participant may also obtain certain publications about such Participant’s rights and responsibilities
under ERISA by calling the publications hotline of the Employee Benefits Security
Administration.
ARTICLE XI
SUMMARY INFORMATION
Name of Plan: The name of the plan under which benefits are provided is The AES
Corporation Amended and Restated Executive Severance Plan.
Plan Number: 503
Plan Sponsor: The Sponsor of the Plan is:
The AES Corporation
4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
Plan Administrator: The Administrator of the Plan is:
The Compensation Committee of the Board of Directors of The AES Corporation
4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
Employ er Identification Number: The Employer Identification Number (EIN) assigned to the Plan Sponsor by the Internal Revenue Service is 54-1163725.
Type of Plan: Severance Pay Employee Welfare Benefit Plan.
Type of Administration: The Plan is self-administered.

Funding; Benefits payable under the Plan are provided from the general assets of the
Company.
Agent for Service of Legal Process: For disputes arising under the Plan, service of legal process may be made upon the Executive Vice President, General Counsel and Corporate
Secretary of the Company.
Plan Year: The Plan’s fiscal records are kept on a calendar year basis (January 1 to
December 31).

The AES Corporation Amended and Restated Executive Severance Plan has been duly executed by the undersigned on this 10th day of October, 2023.
The AES Corporation
Tish Mendoza,
EVP & Chief Human Resources Officer
APPENDIX A
CHIEF EXECUTIVE OFFICER
BENEFIT SCHEDULE
The Chief Executive Officer shall receive the severance benefits outlined in the
Plan document, except as otherwise modified or provided in this Benefit Schedule.
A. Definitions. The following definitions apply to this Benefit Schedule and shall override any contrary (or duplicative) terms of the Plan as they relate solely to the Chief Executive
Officer.
“Cause” means:
(a) the willful and continued failure by the Chief Executive Officer to substantially perform his duties with the Company (other than any such failure resulting from the
Chief Executive Officer’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Chief Executive Officer for
Good Reason), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes that the Chief Executive Officer has not substantially performed his duties; or
(b) the willful engaging by the Chief Executive Officer in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes a violation of Article V of the Plan). No act, or failure to act, on the Chief Executive Officer’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
Notwithstanding the foregoing, the Chief Executive Officer shall not be deemed to have been terminated for Cause without:
(1) reasonable notice from the Board to the Chief Executive Officer setting forth the reasons for the Company’s intention to terminate for Cause; and
(2) delivery to the Chief Executive Officer of a Notice of Termination, which shall include a resolution duly adopted by the affirmative vote of two-thirds or more of the Board then in office (excluding the Chief Executive Officer) at a meeting of the Board called and held for such purpose, and at which the Chief Executive Officer, together with his counsel, is given an opportunity to be heard, finding that in the good faith opinion of the Board, the Chief Executive
Officer was guilty of the conduct and specifying the particulars thereof in detail. “Notice of
Termination” shall mean a notice which shall indicate the specific termination provision relied upon in the Plan and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Chief Executive Officer’s employment.
“Disability” means that the Chief Executive Officer is unable^ due to physical or mental incapacity, to substantially perform his full time duties and responsibilities for a period of six (6) consecutive months (as determined by a medical doctor selected by the Company and the
Chief Executive Officer). If the parties cannot agree on a medical doctor for purposes of such determination, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved doctor for this purpose.
“Good Reason” or “Good Reason Termination” means, without the Chief
Executive Officer’s written consent, the voluntary Separation From Service of the Chief Executive
Officer due to any of the following events: (a) the failure of the Company to have any successor to all or substantially all of the business and/or assets of the Company expressly assume and agree to perform the Plan in accordance with Section 9.7 of the Plan; (b) following a Change in Control, the relocation of the Chief Executive Officer’s principal place of employment to a site outside of the metropolitan area of the Chief Executive Officer’s principal place of employment; (c)
following a Change in Control, any material adverse change in the Chief Executive Officer’s overall responsibilities, duties and authorities from those then in place immediately prior to such
Change in Control; and (d) following a Change in Control, the failure by the Company to continue the Chief Executive Officer’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the Chief Executive Officer immediately prior to such Change in Control.
For purposes of any determination regarding the existence of Good Reason following a Change in Control, any good faith claim by the Chief Executive Officer that Good
Reason exists shall be presumed to be correct unless the Company establishes by clear and convincing evidence that Good Reason does not exist. In order for the Chief Executive Officer to terminate for Good Reason, (i) the Chief Executive Officer must notify the Board, in writing, within ninety (90) days of the event constituting Good Reason of the Chief Executive Officer’s intent to terminate employment for Good Reason, that specifically identifies in reasonable detail the manner of the Good Reason event, (ii) the event must remain uncorrected for thirty (30) days following the date that the Chief Executive Officer notifies the Board in writing of the Chief
Executive Officer’s intent to terminate employment for Good Reason (the “Notice Period”), and
(iii) the termination date must occur within sixty (60) days after expiration of the Notice Period.

B. Separation Payments.
(1) Termination by Chief Executive Officer for Good Reason or bv the
Company (Other than due to Death or Disability, or for Cause). If the Chief Executive Officer
Separates From Service on account of an involuntary termination by the Company (other than due to death or Disability or for Cause), or the Chief Executive Officer Separates From Service for
Good Reason, the Chief Executive Officer shall be entitled to (a) Annual Compensation through the Termination Date, (b) a Pro Rata Bonus (as defined below), and (c) a severance payment
(subject to the Chief Executive Officer having executed (and not revoked) a release in accordance with Section 3.1 of the Plan), consisting of a cash lump sum payment equal to the product of (i)
two (2) and (ii) the sum of (A) the Chief Executive Officer’s Annual Compensation, and (B) the
Chief Executive Officer’s Bonus, payable in equal installments over the Non-Competition Period in accordance with the Company’s payroll practices during such period, with the first payment commencing on the first payroll date next following the sixty-fifth (65th) day following the date of the Termination Date (but with the first payment being a lump sum payment covering all payment periods from the date of termination through the date of such first payment).
(2) Upon Termination due to Disability. If the Chief Executive Officer
Separates From Service on account of Disability, and subject to the execution of a release in accordance with Section 3.1 of the Plan, the Chief Executive Officer shall receive the following:
(a) disability benefits in accordance with the terms of the long-term disability program then in effect for senior Executive Officers of the Company, (b) Annual Compensation through the
Termination Date or, if earlier, the end of the month immediately preceding the month in which such disability benefits commence, and (c) to the extent earned and at the time bonuses are customarily paid to senior Executive Officers in accordance with the terms of the Performance
Incentive Plan (or any successor plan), a bonus for the year in which the Separation From Service occurs in an amount equal to the Chief Executive Officer’s annual bonus for such year, multiplied by a fraction, the numerator of which is the number of days during such year that the Chief
Executive Officer was employed by the Company and the denominator which is 365 (the “Pro
Rata Bonus”).
(3) Upon Termination due to Death. If the Chief Executive Officer Separates
From Service on account of death, the Chief Executive Officer’s designated beneficiary shall receive (a) Annual Compensation through the Termination Date and (b) the Pro Rata Bonus. If the Chief Executive Officer has not made a valid beneficiary designation at the time of his or her death, such payments will be paid to the Chief Executive Officer’s surviving spouse, or if none, to the Chief Executive Officer’s estate.
C. Continuation of Certain Welfare Benefits.
(1) If the Chief Executive Officer Separates From Service on account of an involuntary termination by the Company (other than due to death or Disability or for Cause), or the Chief Executive Officer Separates From Service for Good Reason, the Chief Executive Officer
shall be entitled to participate in the following welfare and other benefits for the twenty- four (24)
month period immediately following the Chief Executive Officer’s Termination Date as follows:
(a) Medical/Dental/Vision Benefits. If the Chief Executive Officer
elects COBRA Continuation Coverage, he shall continue to participate in all medical, dental and vision insurance plans he was participating in on his Termination Date. If, however, any such plan does not permit his continued participation following the end of the COBRA Continuation Period
(as defined below), then the Company will reimburse the Chief Executive Officer for the actual cost to the Chief Executive Officer of any individual health insurance policy obtained by the Chief
Executive Officer. To the extent such benefits are available under the above-referenced plans and the Chief Executive Officer had coverage immediately prior to the Separation From Service, such continuation of benefits for the Chief Executive Officer shall also cover the Executive’s dependents for so long as the Chief Executive Officer is receiving benefits under this subsection
(a). The provisions of Section 4.2.2 and 4.2.4 of the Plan shall also apply. “COBRA Continuation
Period” means the continuation period for medical, dental and vision insurance to be provided under the terms of the Plan and herein which shall commence on the first day of the calendar month following the month in which the Termination Date falls and generally shall continue for an 18-
month period.
(b) Out placement Services. The Chief Executive Officer shall be eligible to receive outplacement services, as set forth in Section 4.3 of the Plan.
(c) Reimbursement Limitations. Reimbursement under subsections (a)
and (b) above will be available only to the extent that (i) such expense is actually incurred for any particular calendar year and is reasonably substantiated; (ii) reimbursement shall be made no later than the end of the calendar year following the year in which such expense is incurred by the Chief
Executive Officer; and (iii) no reimbursement will be provided for any expense incurred following the twenty-four (24) month anniversary of the Separation From Service or for any expense which relates to insurance coverage after such date.
(d) Offset. Benefits or payments otherwise received under Sections B or C hereof shall be reduced to the extent benefits of the same type are received or made available to the Chief Executive Officer by a subsequent employer during the twenty-four (24) month period following the Termination Date (and any such benefits received or made available to the Chief
Executive Officer shall be reported to the Company by the Chief Executive Officer).
D. Change in Control Payments.
If the Chief Executive Officer has a Separation From Service on account of an involuntary termination by the Company (other than for Cause or Disability or due to death), or if the Chief Executive Officer has a Separation From Service for Good Reason, in either case within two (2) years following a Change in Control, then (ii) the severance payments set forth in Section
B(l)(c) above shall be paid in a lump sum as soon as practicable following the sixty-fifth (65th)
day following the Chief Executive Officer’s Termination Date, provided the Chief Executive
Officer has executed (and not revoked) a release in accordance with Section 3.1 of the Plan, (ii)
the Chief Executive Officer shall receive the payments set forth in Section B(l) above, except that the two (2) times multiplier shall be increased to three (3) and (iii) the Chief Executive Officer shall receive the benefits set forth in Section C above except the twenty-four (24) month benefit continuation period set forth in Section C(l)(a) and C(l)(c) above shall be increased to thirty-six
(36) months.
E. Tax Provision.
(1) Notwithstanding anything in the Plan to the contrary, in the event that it shall be determined that any compensation, payment or benefit (including any accelerated vesting of options or other equity awards) made or provided, or to be made or provided, by the Company
(or any successor thereto or affiliate thereof) to or for the benefit of the Chief Executive Officer, whether pursuant to the terms of this Plan, any other agreement, plan, program or arrangement of or with the Company (or any successor thereto or affiliate thereof) or otherwise (a “Payment”), will be subject to the excise tax imposed by Section 4999 of the Code or any comparable tax imposed by any replacement or successor provision of United States tax law, then the Company will apply a limitation on the Payment amount as set forth in clause (a) below (a “Parachute Can”), unless the provisions of clause (b) below apply.
(a) If clause (b) does not apply, the aggregate present value of the
Payments under this Plan (“Plan Payments”) shall be reduced (but not below zero) to the Reduced
Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be subject to the limitation of deduction under Section 280G of the Code or the imposition of any excise tax under
Section 4999 of the Code. For purposes of this clause (a), “present value” shall be determined in accordance with Section 280G(d)(4) of the Code. In the event that it is determined that the amount of the Plan Payments will be reduced in accordance with this clause (a), the Plan Payments shall be reduced on a nondiscretionary basis in such a way as to minimize the reduction in the economic value deliverable to the Chief Executive Officer. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where more than one payment has the same value for this purpose and they are payable at different times, they will be reduced on a pro-rata basis.
(b) It is the intention of the parties that the Parachute Cap apply only if application of the Parachute Cap is beneficial to the Chief Executive Officer. Therefore, if the net
amount that would be retained by the Chief Executive Officer under this Agreement without the
Parachute Cap, after payment of any excise tax under Section 4999 of the Code or any other applicable taxes by the Chief Executive Officer, exceeds the net amount that would be retained by the Chief Executive Officer with the Parachute Cap, then the Company shall not apply the
Parachute Cap to the Chief Executive Officer’s payments.
(2) All determinations to be made under this Section E shall be made by a nationally recognized independent public accounting firm selected by the Company (“Accounting
Firm”), which Accounting Firm shall provide its determinations and any supporting calculations to the Company and the Chief Executive Officer within ten days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Chief
Executive Officer.
(3) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section E shall be borne solely by the Company.
F. Miscellaneous.
(1) The Chief Executive Officer shall not be entitled to any benefits and payments associated with an Involuntary Termination (as defined and provided for in the Plan)
and the definition of Ineligible Termination shall not apply.
(2) Section 2.3 of the Plan shall not apply to the Chief Executive Officer.

(3) Executive Officer.	Section 4.2.1 and Section 4.2.3 of the Plan shall not apply to the Chief

(4) For the Chief Executive Officer, the Non-Competition Period under Article
V of the Plan applies while the Chief Executive Officer is employed with the Company and for a period of twenty-four months after the Termination Date.
(5) The number “365” in Section 5.5(c) of the Plan, in the case of the Chief
Executive Officer, shall be replaced with “730” and the reference to “first anniversary” shall be replaced with “second anniversary.”
APPENDIX B
EXECUTIVE BENEFIT SCHEDULE
The Board and/or Administer shall designate and approve from time to time those Eligible
Executives, other than the Chief Executive Officer, who shall receive the severance benefits outlined in this Plan and under this Benefit Schedule (collectively, the “Appendix B Executives”
and individually, an “Appendix B Executive”).
A. Definitions. The following definitions apply to this Benefit Schedule and override any contrary (or duplicative) terms of the Plan as they relate to the Appendix B Executives. If not otherwise stated in this Benefit Schedule, the terms of the Plan apply.
“Good Reason” or “Good Reason Termination” means, without an Appendix B
Executive’s written consent, the voluntary Separation From Service (other than due to death or
Disability, or for Cause) of an Appendix B Executive due to any of the following events following a Change in Control: (a) the relocation of an Appendix B Executive’s principal place of employment to a location that is more than 50 miles from the principal place of employment in effect immediately prior to such Change in Control; (b) a material diminution in the duties or responsibilities of an Appendix B Executive from those in place immediately prior to such Change in Control; (c) a material reduction in the base salary or annual incentive opportunity of an
Appendix B Executive from what was in place immediately prior to such Change in Control; and
(d) the failure of any successor entity to the Company following a Change in Control to assume the Plan, as in effect immediately prior to such Change in Control.
In order for an Appendix B Executive to terminate for Good Reason, (i) an
Appendix B Executive must notify the Board, in writing, within ninety (90) days of the event constituting Good Reason of the Appendix B Executive’s intent to terminate employment for Good
Reason, that specifically identifies in reasonable detail the manner of the Good Reason event, (ii)
the event must remain uncorrected for thirty (30) days following the date that an Appendix B
Executive notifies the Board in writing of the Appendix B Executive’s intent to terminate employment for Good Reason (the “Notice Period”), and (iii) the termination date must occur within sixty (60) days after expiration of the Notice Period.
B. Separation Payments.
If an Appendix B Executive Separates From Service on account of an Involuntary
Termination, an Appendix B Executive shall be entitled to (i) Annual Compensation through the
Termination Date, (ii) Pro Rata Bonus (as defined below), and (iii) a severance payment (subject to the Appendix B Executive having executed (and not revoked) a release in accordance with
Section 3.1 of the Plan), consisting of a cash lump sum payment equal to the product of (A) one
(1) and (B) the sum of (1) the Appendix B Executive’s Annual Compensation, and (2) the
Appendix B Executive’s Bonus, payable in equal installments over the Non-Competition Period in accordance with the Company’s payroll practices during the such period, with the first payment commencing on the first payroll date next following the sixty-fifth (65th) day following the
Termination Date (but with the first payment being a lump sum payment covering all payment periods from the date of termination through the date of such first payment).
The term “Pro Rata Bonus” means, to the extent earned and at the time bonuses are customarily paid to senior executive officers in accordance with the terms of the Performance
Incentive Plan (or any successor plan), a bonus for the year in which the Separation From Service occurs equal to the respective Appendix B Executive’s annual bonus for such year, multiplied by a fraction, the numerator of which is the number of days during such year that the Appendix B
Executive was employed by the Company and the denominator which is 365.

C.	Continuation of Certain Welfare Benefits.
(a)	If an Appendix B Executive Separates From Service on account of an
Involuntary Termination, the Appendix B Executive shall be entitled to participate in the health and welfare benefits described in Section 4.2.1 of the Plan for the twelve (12) month period immediately following an Appendix B Executive’s Termination Date.
(b)	An Appendix B Executive shall be eligible to receive outplacement services, as set forth in Section 4.3 of the Plan.
(c)	Reimbursement under subsections (a) and (b) above, if applicable, will be available only to the extent that (1) such expense is actually incurred for any particular calendar year and is reasonably substantiated; (2) reimbursement, if applicable, shall be made no later than the end of the calendar year following the year in which such expense is incurred by an Appendix
B Executive; and (3) no reimbursement, if applicable, will be provided for any expense incurred following the twelve (12) month anniversary of the Separation From Service or for any expense which relates to insurance coverage after such date.
D. Change in Control Payments.
If an Appendix B Executive has a Separation From Service (i) on account of an
Involuntary Termination or (ii) for Good Reason, in either case within two (2) years following a
Change in Control, then (a) the severance payments set forth in Section B(iii) above shall be paid in a lump sum as soon as practicable following the sixty-fifth (65th) day following the Appendix
B Executive’s Termination Date provided the Appendix B Executive has executed (and not revoked) a release in accordance with Section 3.1 of the Plan), (b) such Appendix B Executive shall receive the payments set forth in Section B above, except that the one (1) times multiplier shall be increased to two (2) and (c) such Appendix B Executive shall receive the benefits set forth in Section C above, except the twelve (12) month benefit continuation period set forth in Section
C(a) and C(c) above shall be increased to eighteen (18) months.

E.	Tax Provisions.
(a)	Notwithstanding anything in the Plan to the contrary, in the event that it shall be determined that any compensation, payment or benefit (including any accelerated vesting of options or other equity awards) made or provided, or to be made or provided, by the Company
(or any successor thereto or affiliate thereof) to or for the benefit of an Appendix B Executive, whether pursuant to the terms of this Plan, any other agreement, plan, program or arrangement of or with the Company (or any successor thereto or affiliate thereof) or otherwise (a ‘‘Payment”), will be subject to the excise tax imposed by Section 4999 of the Code or any comparable tax imposed by any replacement or successor provision of United States tax law, then the Company will apply a limitation on the Payment amount as set forth in clause (i) below (a “Parachute Cap”), unless the provisions of clause (ii) below apply.
(i) If clause (ii) does not apply, the aggregate present value of the
Payments under this Plan (“Plan Payments”) shall be reduced (but not below zero) to the Reduced
Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be subject to the limitation of deduction under Section 280G of the Code or the imposition of any excise tax under
Section 4999 of the Code. For purposes of this clause (i), “present value” shall be determined in accordance with Section 280G(d)(4) of the Code. In the event that it is determined that the amount of the Plan Payments will be reduced in accordance with this clause (i), the Plan Payments shall be reduced on a nondiscretionary basis in such a way as to minimize the reduction in the economic value deliverable to the Appendix B Executive. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where more than one payment has the same value for this purpose and they are payable at different times, they will be reduced on a pro-rata basis.
(ii) It is the intention of the parties that the Parachute Cap apply only if application of the Parachute Cap is beneficial to an Appendix B Executive. Therefore, if the net amount that would be retained by an Appendix B Executive under this Agreement without the
Parachute Cap, after payment of any excise tax under Section 4999 of the Code or any other applicable taxes by an Appendix B Executive, exceeds the net amount that would be retained by an Appendix B Executive with the Parachute Cap, then the Company shall not apply the Parachute
Cap to the Appendix B Executive’s payments.
(b) All determinations to be made under this Section E shall be made by a nationally recognized independent public accounting firm selected by the Company (“Accounting
Firm”), which Accounting Firm shall provide its determinations and any supporting calculations to the Company and the Appendix B Executive within ten days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Appendix B
Executive.
(c) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section E shall be borne solely by the Company.
Exhibit A
THE AES CORPORATION
AMENDED AND RESTATED EXECUTIVE SEVERANCE PLAN
Executive Acknowledgment and Agreement
I hereby agree to the terms and conditions of The AES Corporation Amended and
Restated Executive Severance Plan, as in effect on the date set forth below and as may be further amended from time to time (“Plan”), including but not limited to the post-termination restrictive covenants described in Article V of the Plan. I understand that pursuant to my agreement to be covered under the Plan, as indicated by my signature below, the terms of the Plan will exclusively govern all subject matter addressed by the Plan and I understand that the Plan supersedes and replaces, as applicable, any and all agreements, plans, policies, guidelines or other arrangements with respect to the subject matter covered under the Plan.
Dated: _____________________________

EXECUTIVE
Name:

THE AES CORPORATION
AMENDED AND RESTATED EXECUTIVE SEVERANCE PLAN
LIST OF PARTICIPATING EMPLOYERS
[The Administrator maintains a list of Participating Employers]